Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement of TMSF REIT, Inc. (No. 333–128762) on Form S-4 of our report, dated September 29, 2005, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
January 3, 2006